AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 29, 2000
                                                      REGISTRATION NO. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                                TETRA TECH, INC.
             (Exact name of registrant as specified in its charter)

                    Delaware                            95-4148514
         (State or other jurisdiction of             (I.R.S. Employer
          incorporation or organization)            Identification No.)

                          670 North Rosemead Boulevard
                           Pasadena, California 9ll07
                                 (626) 351-4664
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          ----------------------------

                            1992 Incentive Stock Plan
                1992 Stock Option Plan for Nonemployee Directors
                            (Full title of the plans)

                                  Li-San Hwang
                                President and CEO
                                Tetra Tech, Inc.
                          670 North Rosemead Boulevard
                           Pasadena, California 91107
                                 (626) 351-4664
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          ----------------------------


                                   COPIES TO:
                              Janis B. Salin, Esq.
                               Riordan & McKinzie
                         300 S. Grand Avenue, Suite 2900
                          Los Angeles, California 90071
                                 (213) 629-4824

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                          PROPOSED              PROPOSED
    TITLE OF EACH CLASS OF           AMOUNT                MAXIMUM               MAXIMUM             AMOUNT OF
       SECURITIES TO BE               TO BE            OFFERING PRICE           AGGREGATE          REGISTRATION
          REGISTERED               REGISTERED           PER SHARE(1)         OFFERING PRICE             FEE
--------------------------------------------------------------------------------------------------------------------
         Common Stock              3,377,533           $ 33.875              $ 114,413,930         $ 28,604
====================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

                                EXPLANATORY NOTE


         On June 23, 1994, we registered on Form S-8 (file no. 33-80606) (the "1994 Registration Statement") 662,500 shares of our common stock. Of such shares, 625,000 were issuable under our 1992 Incentive Stock Plan (the "Incentive Plan") and 37,500 were issuable under our 1992 Stock Option Plan for Nonemployee Directors (the "Directors Plan"). On each of September 16, 1994, June 23, 1995, June 21, 1996, December 1, 1997, September 15, 1998 and June 15,
1999, we consummated a five-for-four stock split (effected in the form of a 25% dividend). In accordance with Rule 416 under the Securities Act of 1933, as amended, there was a corresponding deemed increase in the number of shares registered under the 1994 Registration Statement, bringing the total number of shares of our common stock registered in connection with the Incentive Plan and the Directors Plan to 2,384,186 and 143,051, respectively.

         In November 1995 and December 1996, we amended the Incentive Plan to increase the number of shares that may be issued pursuant to the Incentive Plan to an aggregate of 2,950,000 shares. As a result of the aforementioned five-for-four stock splits on December 1, 1997, September 15, 1998 and June 15, 1999 (effected in the form of 25% dividends), we are currently authorized to issue 5,761,719 shares under the Incentive Plan. The purpose of this Registration Statement is to register the 3,377,533 previously unregistered shares (5,761,719 shares less 2,384,186 shares) that are authorized for issuance under the Incentive Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Tetra Tech, Inc. (the "Company") hereby incorporates herein by reference the contents of the Registration Statement of the Company on Form S-8 dated June 23, 1994, Registration No. 33-80606.


ITEM 8.  EXHIBITS.

5.1      Opinion of Riordan & McKinzie

23.1     Consent of Riordan & McKinzie (included in Exhibit 5.1)

23.2     Consent of Deloitte & Touche

24.1     Powers of Attorney (included on page II-2)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pasadena, State of California, on December 29, 2000.

                                      TETRA TECH, INC.


                                      By:  /s/ Li-San Hwang
                                           -------------------------------------
                                           Li-San Hwang
                                           Chairman, Chief Executive Officer and
                                           President


                               POWERS OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Li-San Hwang and James M. Jaska, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

              SIGNATURE                                       TITLE                                  DATE
      /s/ Li-San Hwang                      Chairman, Chief Executive Officer and        December 29, 2000
------------------------------------        President (Principal Executive Officer)
          Li-San Hwang


      /s/ James M. Jaska                     Executive Vice President and Chief          December 29, 2000
------------------------------------         Financial Officer (Principal
          James M. Jaska                     Accounting Officer and Principal
                                             Financial Officer)


      /s/ J. Christopher Lewis               Director                                    December 29, 2000
------------------------------------
          J. Christopher Lewis


      /s/ Patrick C. Haden                   Director                                    December 29, 2000
------------------------------------
          Patrick C. Haden


      /s/ James J. Shelton                   Director                                    December 29, 2000
------------------------------------
          James J. Shelton


     /s/  Daniel A. Whalen                   Director                                    December 29, 2000
------------------------------------
          Daniel A. Whalen

                                      II-2